Suite 1050, 400 Burrard Street Vancouver, British Columbia V6C 3A6 Canada	e: info@contactgold.com p: +1 (604) 449-3361 w: contactgold.com

CONTACT GOLD ANNOUNCES $750,000 NON-BROKERED PRIVATE PLACEMENT FINANCING

NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES. ANY FAILURE TO COMPLY WITH THIS RESTRICTION MAY CONSTITUTE A VIOLATION OF U.S. SECURITIES LAWS.

Vancouver, B.C. (March 27, 2020) - Contact Gold Corp. (the "Company" or "Contact Gold") (TSXV: C) is pleased to announce the terms of a non-brokered private placement (the "Offering") of up to 7,500,000 units ("Units") at a price of $0.10 per Unit (the "Offering Price") for gross proceeds of up to $750,000.

Each Unit will consist of one common share of the Company (a "Common Share") and one Common Share purchase warrant (a "Warrant"), with each Warrant entitling the holder to purchase an additional Common Share at a price of $0.15 per share for a period of 24 months from the closing date (the "Expiry Date").  In the event that at any time between four months and one day following the closing date and the Expiry Date, the Common Shares trade on the TSX Venture Exchange (the "TSXV") at a closing price which is equal to or greater than $0.30 for a period of ten consecutive trading days, the Company may accelerate the expiry date of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th day after the date such notice is provided.

Net proceeds of the Offering are expected to be used to undertake further drilling at Contact Gold's Green Springs & Pony Creek gold projects located in Nevada, and for general working capital.

Green Springs Project:

The past-producing Green Springs gold project is located at the southern end of Nevada's prolific Carlin Trend, 60 km southwest of the historic mining centre of Ely, Nevada in a region hosting numerous producing and past producing Carlin-type gold deposits.  Green Springs encompasses 16 km2 and is approximately 10 km east of Fiore Gold's Gold Rock Project, 10 km south of Waterton's Mt. Hamilton gold deposit and 20 km southeast of Fiore Gold's producing Pan Mine.

In 2019 Contact Gold confirmed that past drilling at the Echo and Charlie zones hit entirely oxidized gold mineralization in 4 drill holes that were re-assayed for cyanide solubility. Subsequently Contact Gold started a drill program to follow-up and extend oxide gold mineralization from in the known zones and drilled 1,300m in 10 drill holes. Contact Gold recently reported new oxide gold discoveries at the Alpha and Echo Zones.

2019 Drill Highlights include:

  4.09 g/t Au over 38.10 m in hole GS19-09 (Echo, news release January 28, 2020 )

  1.02 g/t Au over 22.86 m in hole GS19-10 (Bravo, news release February 12, 2020)

  1.68 g/t Au over 35.05 m in hole GS19-03 (Alpha, news release January 14, 2020)

In 2020, the Company anticipates continuing exploration on the Green Springs property. The Company plans to grow discoveries at Alpha and Echo Zones as well as drill new target areas.

Pony Creek Project:

The Pony Creek project is located on Nevada's prolific Carlin Trend, immediately south of Gold Standard Venture's Railroad project and 20 km south of the Nevada Gold Mines Joint Venture's Rain and Emigrant gold mines.  Pony Creek totals 81 km2 of prospective mineral tenure and hosts multiple Carlin Type gold occurrences, including the Bowl and West Zones, and multiple untested exploration targets.

In 2018 Contact Gold made a new gold discovery at Pony Creek's Stallion Zone, with near surface oxide gold mineralization in drilling over a 2.3 kilometre strike length.

During 2020, the Company anticipates continuing exploration on the Pony Creek property. The Company plans to grow the new discovery at the Stallion Zone and drill new targets Palomino, Mustang and Elliott Dome.

Details of the Offering:

The offered securities have not been, nor will they be, registered under the United States Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered or sold to, or for the account or benefit of, any person in the United States or any "U.S person", as such term is defined in Regulation S under the Securities Act, absent registration or an applicable exemption from registration requirements. Offers and sales in the United States will be limited to institutional accredited investor.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

The securities issued pursuant to the Offering will be subject to a four month and one day statutory hold period in Canada, and are also deemed to be "restricted securities" under Rule 144 of the Securities Act, which generally requires a one-year hold period. Completion of the Offering is subject to the receipt of all necessary approvals, including the conditional approval of the TSXV.

Certain persons may be eligible to receive finder fees, payable in cash, in connection with the Offering.

Closing of the Offering is expected to occur on or about April 22, 2020.

About Contact Gold Corp.

Contact Gold is an exploration company focused on producing district scale gold discoveries in Nevada.  Contact Gold's extensive land holdings are on the prolific Carlin, Independence and Northern Nevada Rift gold trends which host numerous gold deposits and mines. Contact Gold's land position comprises approximately 140 km2 of target rich mineral tenure hosting numerous known gold occurrences, ranging from early- to advanced-exploration and resource definition stage.

Green Springs and Pony Creek are early stage exploration properties and do not contain any mineral resource estimates as defined by National Instrument 43-101, Standards of Disclosure for Mineral Projects ("NI 43-101").  There has been insufficient exploration to define a mineral resource estimate at Green Springs and Pony Creek.  It is uncertain if further exploration will result in targets at either project being delineated as a mineral resource.  There are no assurances that the geological similarities to projects mentioned herein (or documents referenced herein) operated by Gold Standard Ventures, Waterton, Fiore Gold or the Nevada Gold Mines Joint Venture, will result in the establishment of any mineral resource estimates at any of the Company's property interests including Green Springs or Pony Creek, or that the projects can be advanced in a similar timeframe.

Additional information about Pony Creek is summarized in the NI 43-101 Technical Report entitled "NI 43-101 Technical Report on the Pony Creek Project, Elko County, Nevada, USA" prepared for Contact Gold, with an effective date of October 16, 2018, and dated October 22, 2018, as prepared by Vance Spalding, C.P.G; VP Exploration of Contact Gold, and can be viewed under Contact Gold's issuer profile on SEDAR at www.sedar.com.

The scientific and technical information contained in this news release has been reviewed and approved by Vance Spalding, CPG, VP Exploration, Contact Gold, who is a "qualified person" within the meaning of NI 43-101.

Additional information about the Company is available at www.contactgold.com.

For more information, please contact: +1 (604) 449-3361

Matthew Lennox-King - President & CEO

E-mail: info@ContactGold.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of the applicable Canadian securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to the Offering generally, the anticipated closing and successful completion of the Offering, the use of proceeds therefrom, receipt of applicable regulatory approvals including TSXV conditional approval, and proposed exploration activities of the Company on the Green Springs and Pony Creek properties and the results thereof.

These forward-looking statements are based on reasonable assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: impacts arising from the global disruption caused by the Covid-19 coronavirus outbreak, fluctuations in general macroeconomic conditions; receipt of applicable regulatory approvals including TSXV conditional approval of the Offering; availability of financing; business integration risks; fluctuations in securities markets; fluctuations in spot and forward prices of gold, silver, base metals or certain other commodities; fluctuations in currency markets (such as the Canadian dollar to United States dollar exchange rate); change in national and local government, legislation, taxation, controls, regulations and political or economic developments; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations pressures, cave-ins and flooding); inability to obtain adequate insurance to cover risks and hazards; the presence of laws and regulations that may impose restrictions on mining; employee relations; relationships with and claims by local communities and indigenous populations; availability of increasing costs associated with mining inputs and labour; the speculative nature of mineral exploration and development (including the risks of obtaining necessary licenses, permits and approvals from government authorities); and title to properties. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.